UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2020

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

The information set forth in the first sentence of Item 8.01 below is incorporated into this Item 2.02 by reference.

Item 8.01Other Events.

On July 8, 2020, Evoke Pharma, Inc. (the “Company”) reported that, as of June 30, 2020, it had cash and cash equivalents of approximately $8.0 million.  During the second quarter of 2020, the Company received approximately $3.3 million of net proceeds from the sale of common stock under its at-the-market program.  In addition, during the second quarter of 2020, the Company completed a drawdown of $2.0 million of its existing $5.0 million line of credit with EVERSANA Life Science Services, LLC (“EVERSANA”).

Based on its current operating plan, the Company believes that its existing cash and cash equivalents will provide sufficient cash to fund its operations into the second quarter of 2021, without consideration of the remaining amount available under its EVERSANA line of credit or potential GIMOTI™ revenue.

The reported amount of cash and cash equivalents is unaudited and preliminary, is subject to completion of financial closing procedures, and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2020. This amount may differ from the amount that will be reflected in the company’s financial statements as of and for the quarter ended June 30, 2020.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the potential revenues from the sales of GIMOTI; and the Company’s projected cash runway and potential to continue to access the EVERSANA line of credit.  The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s and EVERSANA’s ability to successfully launch and drive market demand for GIMOTI and the timing thereof; the Company’s ability to obtain additional financing as needed to support its operations, including through the EVERSANA line of credit which is subject to certain customary conditions; the COVID-19 pandemic may disrupt the Company’s and EVERSANA’s business operations impairing the ability to commercialize GIMOTI and the Company’s ability to generate any product revenue; the Company’s dependence on third parties for the manufacture of GIMOTI; the Company is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could delay or prevent commercialization, or that could result in recalls or product liability claims; our ability to obtain and maintain intellectual property protection for GIMOTI; and other risks detailed in the Company’s periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: July 8, 2020	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary